Exhibit 10.1

AMENDMENT TO THE

AMENDED AND RESTATED ELEPHANT TALK COMMUNICATIONS, INC. 2008 LONG-TERM INCENTIVE COMPENSATION PLAN

AMENDMENT, executed the ___ day of __________, 2014, to the Amended and Restated Elephant Talk Communications, Inc. 2008 Long-Term Incentive Compensation Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Board of Directors (the “Board”) of Elephant Talk Communications Corp. (the “Company”) desires to amend the Plan to permit executive officers of the Company to grant Options (as defined in the Plan), to allow Participants to transfer Nonqualified Stock Options (as defined in the Plan) to the extent permitted by applicable law, and to make certain technical corrections to the Plan; and

WHEREAS, Section 11.1 of the Plan reserves to the Board the right to amend the Plan from time to time.

NOW, THEREFORE, effective as of the date above, the Plan is hereby amended as follows:

1. The Plan is hereby renamed the “Amended and Restated Elephant Talk Communications Corp. 2008 Long-Term Incentive Compensation Plan.”

2. The first sentence of Section 1.1 of the Plan is hereby amended to delete “Elephant Talk Communications, Inc., a California corporation” and replace it with “Elephant Talk Communications Corp., a Delaware corporation.”

3. Section 1.3 of the Plan is hereby amended to delete “$.0001 per share” and replace it with “$.00001 per share.”

4. Section 2.9 of the Plan is hereby amended to delete “$.0001 per share” and replace it with “$.00001 per share.”

5. Section 2.23 of the Plan is hereby amended to delete “Elephant Talk Communications, Inc. 2008 Long-Term Incentive Compensation Plan” and replace it with “Amended and Restated Elephant Talk Communications Corp. 2008 Long-Term Incentive Compensation Plan.”

6. Article II of the Plan is hereby amended to add the following Section 2.28:

Section 2.28 “Compensation Committee” means the Compensation Committee of the Board.

7. The following is hereby added following the second sentence of Section 3.1:

Notwithstanding the foregoing, the Board may authorize the Company’s Chief Executive Officer, another executive officer, or a committee of such officers (the “Authorized Officers”) to grant Options under the Plan, to the extent permitted by applicable law. If so authorized, the Authorized Officers shall have the same authority as the Board under this Section 3.1 and otherwise under the Plan with respect to the grant of Options, subject to the limitations set forth in such authorization, if any.

8. The first sentence of Section 11.3 of the Plan is hereby amended to add clause (v), as follows:

The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members, or (v) as otherwise determined by the Board in accordance with applicable law.

Except as specifically amended hereby, the Plan shall remain otherwise unmodified and in full force and effect.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above-written as evidence of its adoption by the Company.

ELEPHANT TALK COMMUNICATIONS CORP.

By:

Name:

Title:

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